Exhibit 4.2

(Form of Global Note)

GLOBAL NOTE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO UNIBANCO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

UNIBANCO - UNIÃO DE BANCOS BRASILEIROS S.A.,

acting through its Grand Cayman Branch

STEP-UP SUBORDINATED CALLABLE NOTES DUE 2013

Global Note

No.
CUSIP No.:
ISIN No.:

Common Code:

Principal Amount: US$200,000,000
Initial Issuance Date:             , 2004

         This Note is one of a duly authorized issue of Notes of Unibanco – União de Bancos Brasileiros S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil, acting through its Grand Cayman Branch (“Unibanco”), designated as its Step-Up Subordinated Callable Notes due 2013 (the “Notes”), issued in an initial aggregate principal amount of U.S.$ 200,000,000 under an indenture (the “Indenture”) dated as of December 12, 2003, between Unibanco and The Bank of New York, as paying and transfer agent and Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of Unibanco, the Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         Unibanco, for value received, hereby promises to pay to Cede & Co. or registered assigns, as nominee of The Depository Trust Company (“DTC”) and the holder of record of this Note (the “Holder” or “Noteholder”), the principal amount specified above in U.S. dollars on December 15, 2013 (or earlier or later as provided in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below, except as otherwise provided in the Indenture.

         Unibanco promises to pay interest as provided in the Indenture on the outstanding principal amount hereof from the Initial Issuance Date, or from the most recent payment date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 of each year (or if such date is not a Business Day, the next succeeding Business Day following such day), commencing June 15, 2004 (each an “Interest Payment Date”), at an initial note rate equal to 7.375% per annum until December 15, 2008, and thereafter at the rate of 9.375% per annum, except as otherwise provided in the Indenture. Principal, interest and other amounts due on this Note on any Interest Payment Date or otherwise will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such payment.

         Payment of the principal of and interest and other amounts on this Note will be payable as provided in the Indenture by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Note Register. In the event the date for any payment of the principal of or interest and other amounts on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

         The Notes are subject to redemption by Unibanco on the terms and conditions specified in the Indenture.

         If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes shall become or may be declared due and payable in the manner and with the effect provided in the Indenture.

         Modifications of the Indenture may be made by Unibanco and the Trustee only to the extent and in the circumstances permitted by the Indenture.

         This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

         The Notes shall be issued only in fully registered form, without coupons. Notes shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$10,000 and integral multiples of U.S.$1,000 in excess thereof.

         As provided in the Indenture, prior to and at the time of due presentment of this Note for registration of transfer, Unibanco, the Trustee, the Note Registrar and any agent of Unibanco, the Registrar or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither Unibanco, the Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary.

         Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, Unibanco has caused this Note to be duly executed.

UNIBANCO - UNIÃO DE BANCOS BRASILEIROS S.A.,
acting through its Grand Cayman Branch

By_______________________________
Name:
Title:

WITNESS 1:

By_______________________________
    Name:

WITNESS 2:

By_______________________________
    Name:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
as Trustee

By:______________________________
Authorized Signatory

Date:

ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or other identifying number of assignee)

(Please print or type name and address, including zip code, of assignee:)

the within Note and does hereby irrevocably constitute and appoint _________ Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.

Date:                     Your Signature:

(Sign exactly as your name appears on the face of this Note)